SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 22, 2014, Central Valley Community Bancorp (the “Company”), and Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (each a “Fund”) agreed to terminate the Management Rights Agreement (“Management Rights Agreement”) formed on December 22, 2009, in connection with the Stock Purchase Agreement dated December 22, 2009, under which the Funds acquired shares of the Company’s common stock and securities convertible into the Company’s common stock, representing at that time beneficial ownership of more than 10% of the Company’s outstanding common stock. Recent reductions in share ownership by the Funds have reduced their aggregate holdings to an amount below 10% of the Company’s outstanding common stock.

Under the Management Rights Agreement the Funds had access to materials provided to the Company’s Board of Directors and could designate a non-voting observer to attend meetings of the Board. As a result of the termination, the Funds shall no longer receive Board materials or have observer rights, but must maintain in confidence information obtained under the Management Rights Agreement. The Company confirmed to the Funds in the termination agreement that it no longer considers the Funds to be affiliates of the Company.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            10.1       Termination of Management Rights Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 27, 2014	By:	/s/ Daniel J. Doyle
	Name:	Daniel J. Doyle
	Title:	President and Chief Executive Officer (principal executive officer)

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